UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2015

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 15, 2015, the Board of Directors (the "Board") of Corning Incorporated ("Corning") approved a $2 billion share repurchase program (the "July Repurchase Program") and on October 26, 2015 the Board approved an additional $4 billion share repurchase program (together with the July Repurchase Program, the "Repurchase Programs"). The Repurchase Programs permit Corning to effect repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, advance repurchase agreements and/or other arrangements.

On October 28, 2015, Corning entered into an accelerated share repurchase agreement ("ASR") with Morgan Stanley & Co. LLC ("Morgan Stanley") to repurchase $1.25 billion of Corning’s common stock. The ASR was executed under the July Repurchase Program. Under the ASR, Corning will make a $1.25 billion payment to Morgan Stanley on October 29, 2015 and will receive an initial delivery of approximately 53.1 million shares of Corning common stock from Morgan Stanley on the same day. The total number of shares Corning will repurchase under the ASR will be based generally upon the average daily volume weighted average price of Corning’s common stock during a repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR. At settlement, under certain circumstances, Morgan Stanley may be required to deliver additional shares of common stock to Corning, or under certain circumstances, Corning may be required either to deliver shares of common stock or to make a cash payment to Morgan Stanley. Final settlement of the transaction under the ASR is expected to occur in the first quarter of 2016. The terms of the transaction under the ASR are subject to adjustment if Corning were to enter into or announce certain types of transactions or to take certain corporate actions.

Item 7.01 Regulation FD Disclosure.

On October 29, 2015, Corning issued a press release (the "Press Release"), which is furnished herewith as Exhibit 99.1. The information in the attached Press Release is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

October 29, 2015	By:	/s/ Linda E. Jolly

Name: Linda E. Jolly
Title: Vice Presdient and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release